Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-294446

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 27, 2026)

SATELLOGIC INC.

Up to $50,000,000 of Class A Common Stock

We have entered into a Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”), Craig-Hallum Capital Group LLC (“Craig-Hallum”), Northland Securities, Inc. (“Northland”) and Roth Capital Partners, LLC (“Roth Capital” and together with Cantor, Craig-Hallum, and Northland, the “Sales Agents,” and each, a “Sales Agent”), dated March 30, 2026, relating to the sale of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our Class A Common Stock having an aggregate offering price of up to $50,000,000 from time to time through or to one or more of the Sales Agents, as designated by us.

Sales of our Class A Common Stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agents are not required to sell any specific number or amount of our Class A Common Stock but will act as our sales agents using commercially reasonable efforts, consistent with their normal trading and sales practices on mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.

The designated Sales Agent will be entitled to a commission in an amount up to 3.0% of the gross sales price per share sold through the Sales Agreement. In connection with the sale of our Class A Common Stock on our behalf, each of the Sales Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act. We have also agreed to reimburse certain of the Sales Agents’ expenses in connection with the offering as further described in the “Plan of Distribution” section beginning on page S-14 of this prospectus supplement.

Our Class A Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SATL.” On March 27, 2026, the last reported sale price of our Class A Common Stock was $5.93 per share.

Investing in our Class A Common Stock involves risks that are described in the “Risk Factors” section beginning on page S-3 of this prospectus supplement. You should carefully read and consider these risk factors as well as the risk factors that are incorporated by reference into this prospectus supplement from our filings with the Securities and Exchange Commission (the “SEC”) before investing in any of our Class A Common Stock.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and are subject to reduced public company reporting requirements.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus supplement and the accompanying prospectus or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cantor	Craig-Hallum	Northland Capital Markets	Roth Capital Partners

The date of this prospectus supplement is March 30, 2026

TABLE OF CONTENTS

Page

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-2
SUMMARY	S-4
SUMMARY TERMS OF THE OFFERING	S-7
RISK FACTORS	S-8
USE OF PROCEEDS	S-12
DIVIDEND POLICY	S-13
DESCRIPTION OF SECURITIES WE ARE OFFERING	S-14
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-15
PLAN OF DISTRIBUTION	S-19
EXPENSES	S-21
LEGAL MATTERS	S-22
EXPERTS	S-23
WHERE YOU CAN FIND MORE INFORMATION	S-24
INCORPORATION BY REFERENCE	S-25

PROSPECTUS

ABOUT THIS PROSPECTUS	i
FREQUENTLY USED TERMS	ii
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	iii
PROSPECTUS SUMMARY	1
INFORMATION RELATED TO OFFERED SECURITIES	4
RISK FACTORS	5
USE OF PROCEEDS	9
DIVIDEND POLICY	10
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	11
PLAN OF DISTRIBUTION	15
LEGAL MATTERS	18
EXPERTS	19
WHERE YOU CAN FIND MORE INFORMATION	20
INCORPORATION BY REFERENCE	21

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell shares of our Class A Common Stock having an aggregate offering price of up to $50,000,000 pursuant to this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering. We urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before buying any shares of the Class A Common Stock being offered.

We provide information to you about this offering of our Class A Common Stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering, and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the Sales Agents have authorized any other person to provide you with different or additional information. Neither we nor the Sales Agents take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement or such other date stated in this prospectus supplement, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus supplement contains summaries of certain provisions contained in some of the documents described in this prospectus supplement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus supplement have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

The distribution of this prospectus supplement and the offering of our Class A Common Stock in certain jurisdictions may be restricted by law. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Company name, logos and other trademarks and service marks of the Company appearing in this prospectus supplement are the property of the Company. This prospectus supplement contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

In this prospectus supplement, “we,” “us,” “our,” the “Company,” “Satellogic” and “Satellogic Inc.” refer to Satellogic Inc. and its wholly owned subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein contains forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial of the Company. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this prospectus supplement, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that the Company “believes” and similar statements reflect such parties’ beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this prospectus supplement, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on these forward-looking statements that speak only as of the date hereof. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•

our ability to generate revenue as expected, including due to challenges created by macroeconomic concerns, geopolitical uncertainty (e.g., trade relationships), financial market fluctuations and related factors;

•	our ability to effectively market and sell our Earth observation (“EO”) services and to convert our pipeline of potential contracts into actual revenues;

•	market acceptance of our EO services and our dependence upon our ability to keep pace with the latest technological advances, including those related to artificial intelligence and machine learning;

•	risks related to our Secured Convertible Notes (as defined below);

•	the potential loss of one or more of our largest customers;

•	the considerable time and expense related to our sales efforts and the length and unpredictability of our sales cycle;

•	risks and uncertainties associated with defense-related contracts;

•	risks related to our pricing structure;

•	our ability to scale production of our satellites as planned;

•	unforeseen risks, challenges and uncertainties related to our expansion into new business lines;

•	our dependence on third parties, including SpaceX, to transport and launch our satellites into space;

•	our reliance on third party vendors and manufacturers to build and provide certain satellite components, products, or services, and the inability of these vendors and manufacturers to meet our needs;

•

our dependence on ground station and cloud-based computing infrastructure operated by third parties for value added services, and any errors, disruption, cybersecurity incidents, performance problems, or failure in their or our operational infrastructure;

•	risks related to certain minimum service requirements in our customer contracts;

•	our ability to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or our ability to successfully integrate acquisitions;

•	competition for EO services;

•	risks related to changes in tax laws and regulations, including the “One Big Beautiful Bill Act;”

•	risks related to changes in trade policy and the related impact on macroeconomic conditions, including further expansions of U.S. export controls and tariffs, as well as related retaliatory actions;

•	challenges with international operations or unexpected changes to the regulatory environment in certain markets;

•	unknown defects or errors in our products;

•	risks related to the capital-intensive nature of our business and our ability to raise adequate capital to finance our business strategies;

•	uncertainties beyond our control related to the production, launch, commissioning, and/or operation of our satellites and related ground systems, software and analytic technologies;

•	the failure of the market for EO services to achieve the growth potential we expect;

•	risks related to our satellites and related equipment becoming impaired;

•	risks related to the failure of our satellites to operate as intended;

•	production and launch delays, launch failures, and damage or destruction to our satellites during launch;

•	significant risks and uncertainties related to our insurance that may not be covered by insurance;

•

the impact of natural disasters, unusual or prolonged unfavorable weather conditions, epidemic outbreaks, terrorist acts and geopolitical events (including the ongoing conflicts between Russia and the Ukraine, in Iran and in the Middle East) on our business and satellite launch schedules;

•	risks related to our ability to protect our intellectual property critical to the design and function of our satellites and our EO services; and

•	the anticipated benefits of our Domestication (as defined below) may not materialize.

Risks, uncertainties and events may cause actual results to differ materially from the expectations described in our forward-looking statements. The above list of factors is not exhaustive. Other important factors are discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in other reports which we from time to time file with the SEC.

SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making your investment decision with respect to our securities, you should carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference herein or therein. This summary does not contain all of the information you should consider before investing in our Class A Common Stock. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus supplement refers. Some of the statements in this prospectus supplement constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

Our Company

Satellogic’s mission is to democratize access to geospatial data through its information platform of high-resolution images to help solve the world’s most pressing problems including climate change, energy supply, and food security. Using its patented Earth imaging technology, Satellogic seeks to unlock the power of EO to deliver high-quality, planetary insights at unparalleled value. With more than a decade of experience in space and over 150 years of flight heritage, Satellogic has proven technology and a strong track record of delivering satellites to orbit and high-resolution data to customers at the right price point. We believe our unmatched capacity and scale, our cost leadership and technical superiority, and our non-International Traffic in Arms Regulations (“non-ITAR”) design provides us with key competitive advantages.

Founded in 2010 by Emiliano Kargieman and Gerardo Richarte, Satellogic is a vertically integrated Earth observation company that designs, manufactures, and operates satellite systems, delivering decision-grade insights at scale to government and commercial customers. Through an end-to-end production and operations model, Satellogic provides governments with flexible options across their journey toward sovereign Earth observation. From access to high-frequency imagery and managed space systems to full satellite ownership, to supporting autonomous data availability and long-term technological independence.

This integrated approach enables Satellogic to deploy satellites on predictable timelines and operate with capacity to support persistent coverage across large portfolios of sites. Satellogic enables continuous monitoring and alert-driven workflows that help defense and intelligence (“D&I”) agencies, civil governments, and commercial operators move from reactive tasking to proactive decision-making, providing mission-critical data when it is needed.

Unmatched Capacity and Scale

Today’s EO data market is supply-constrained with customers demanding more data at lower costs. With 17 operational satellites and two satellites in commissioning as of December 31, 2025, we have one of the largest high-resolution constellations commercially available with the ability to significantly leverage existing, in-orbit capabilities as capacity and cost champions.

Radical Cost Leadership and Technical Superiority

We produce and launch our satellites for a fraction of the cost of our competitors, which is achieved through our vertical integration, in-house manufacturing and an AI-First design philosophy optimized for low mass and rapid production. We design the core components that go into developing and manufacturing our satellites to be mission specific. We manufacture many of our components, but we also partner with third parties to manufacture certain other components to our design specifications. We assemble, integrate and test the components and satellites in our facilities located in a free-trade zone in Montevideo, Uruguay. Additionally, our patent-protected camera design allows us to capture approximately 10x more imagery than our competitors. Our superior capture capacity, coupled with our radical cost leadership, results in industry-leading unit economics. When taken together with the resolution and frequency we are able to deliver, we believe Satellogic is uniquely positioned to drive a meaningful expansion of today’s EO market with persistent monitoring and actionable data.

Non-ITAR Design

We are a U.S.-incorporated company operating without the heavy burden of export controls based on our non-ITAR design and our principal manufacturing location in Montevideo, Uruguay. This allows us to provide unique, disruptively-priced sovereign and defense solutions rapidly with technology and knowledge transfer resulting in local manufacturing capabilities and in-orbit flight heritage.

Our Strategy

Our strategy is focused along two distinct business lines: Data & Analytics, including tasking and archived data, Aleph Observer and Constellation as a Service, and Space Systems. These two business lines will allow us to serve the existing EO market and begin to democratize access to a host of new EO customers.

We expect that the Data & Analytics business will continue to represent our most predictable revenue stream, and we anticipate that it will be a primary driver of the business going forward alongside Space Systems.

Our newest product, Aleph Observer, represents a shift in how Earth observation is procured and used. Rather than relying on episodic tasking and best-effort imagery delivery, it enables ongoing monitoring of hundreds of sites daily in a customer’s area of interest, with predictable delivery over time. This allows teams to detect and assess change without repeated tasking, helping reduce operational friction and increase confidence in what was observed and what was not. Aleph Observer will also be a foundational platform within our Data & Analytics business as Merlin, our AI-First constellation, comes online unlocking the ability to go from monitoring hundreds of sites to an unlimited number, potentially millions of sites daily in very high-resolution, constituting a true, AI-powered platform for persistent geospatial intelligence at a global scale. By featuring built-in analytics, the Aleph Observer platform allows users to quickly evaluate large volumes of catalogued imagery, triage and summarize changes over time, prioritize analysts’ workflows and create a historical record and an essential training ground for AI models to power the next generation of geospatial intelligence. We believe this evolution will enable government and defense customers to shift from reactive monitoring to proactive intelligence in identifying emerging threats, while simultaneously providing commercial enterprises with a scalable, cost-effective foundational data layer that replaces traditional, comparatively expensive alternative data sources.

Merlin, our AI-First constellation, is expected to launch in its first satellite in the fourth quarter of 2026, and be fully operational in the first half of 2027. With Merlin, which is fully funded by existing customer contracts, we expect to leverage AI-powered, on-orbit analytics to deliver near real-time alerts and, through inter-satellite links, task the rest of Satellogic’s constellation to deliver a completely integrated, very high-resolution global broad area monitoring to enterprise and national security customers. In particular, we expect government and D&I customers of our Aleph Observer site monitoring product to be able to extend their monitoring capacity from hundreds of sites per day to an unlimited number of sites, completing the shift from reactive monitoring to proactive intelligence, enabling the identification of emerging threats and anticipating future events, while enterprise customers will be provided foundational data intelligence for their specific use cases where alternative sources of data are currently being used that are difficult to scale and comparatively expensive.

As the capacity and cost champions for high resolution imagery, we offer our customers flexible monitoring and multiple captures per day at low latency. Supported by patented intellectual property and vertical integration, we believe our integrated data & analytics service represents a disruptive solution driven by radical unit economics that creates a considerable competitive moat. With the capabilities and capacity we have in orbit today, we can support a growing number of customers around the world.

Our Space Systems business offers unique solutions to sovereign customers or local partners with their own EO capabilities and in-orbit flight heritage at a disruptive price by leveraging our vertical integration and non-ITAR design. With rapid technology and knowledge transfer, as quickly as three to five months, our customers own, assemble and integrate their own satellites with operational support provided by us in their local Assembly Integration and Test (“AIT”) facility. We anticipate our Data & Analytics line of business will augment the capabilities of many of the Space Systems customers.

Recent Developments

On January 26, 2026, the Company entered into a definitive securities purchase agreement with a single institutional investment manager in connection with a registered direct offering of 7,399,578 shares of the Company’s Class A Common Stock at an effective purchase price of approximately $4.73 per share (the “Registered Direct Offering”).

The gross proceeds to the Company from the Registered Direct Offering were approximately $35 million, before deducting placement agent fees and other estimated offering expenses payable by the Company. All of the shares were sold by the Company pursuant to an existing shelf registration statement on Form S-3 (Registration No. 333-283719). The offering closed on January 27, 2026.

Corporate Information

We were incorporated under the laws of the BVI on June 29, 2021. On March 26, 2025, we completed our domestication, pursuant to which we domesticated as a corporation incorporated under the laws of the State of Delaware and discontinued as a business company with limited liability incorporated under the laws of the BVI (the “Domestication”). Our principal executive office is located at 210 Delburg Street, Davidson, NC 28036. Our telephone number is (704) 802-2041. Our principal website address is www.satellogic.com. We do not incorporate the information contained on, or accessible through, our websites into this prospectus supplement, and you should not consider it a part of this prospectus supplement.

SUMMARY TERMS OF THE OFFERING

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision.

Shares of Class A Common Stock Offered By Us	Shares of Class A Common Stock having an aggregate offering price of up to $50,000,000.

Shares of Class A Common Stock to be outstanding following the Offering(1)

Up to 130,698,937 shares of Class A Common Stock, after giving effect to the sale of 5,059,021 shares of our Class A Common Stock in this offering assuming an offering price of $5.93 per share, which was the last reported sale price of our Class A Common Stock on Nasdaq on March 27, 2026. The actual number of shares of Class A Common Stock issued will vary depending on the price at which the Class A Common Stock may be sold from time to time.

Plan of Distribution

The Class A Common Stock will be offered through an “at the market offering” that may be made from time to time through or to one or more of the Sales Agents, as designated by the Company. See “Plan of Distribution” on page S-14 of this prospectus supplement.

Use of Proceeds

We intend to use the net proceeds from the sale of our Class A Common Stock pursuant to this offering, if any, for general corporate purposes. See “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk Factors

Investing in shares of our Class A Common Stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as those risks and uncertainties identified in the documents incorporated by reference herein or therein, including our most recent Annual Report on Form 10-K.

Nasdaq Listing	SATL

(1)

The number of shares of Class A Common Stock to be outstanding after this offering is based on 125,639,916 shares of Class A Common Stock outstanding as of December 31, 2025, which excludes the following securities outstanding as of that date:

●	7,399,578 shares of Class A Common Stock issued pursuant to the Registered Direct Offering;

●	49,184,815 warrants to purchase Class A Common Stock;

●	10,582,641 shares of Class A Common Stock issuable upon conversion of the outstanding shares of Class B Common Stock;

●	3,096,724 restricted stock units granted under the Company’s Equity Incentive Plan;

●	1,318,479 stock options granted under the Company’s Equity Incentive Plan;

●	25,000,000 shares of Class A Common Stock issuable upon conversion of the Notes; and

●

1,775,962 shares of Class A Common Stock held by CFAC Holdings V, LLC, that will vest subject to the achievement of certain earnout triggers pursuant to the Sponsor Support Agreement, dated as of July 5, 2021, by and among the Company, Nettar Group Inc. and CFAC Holdings V, LLC.

RISK FACTORS

Investment in our Class A Common Stock offered pursuant to this prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K under the caption “Risk Factors”, in any subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors,” or in our Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in this prospectus supplement and the accompanying prospectus before acquiring our Class A Common Stock. The occurrence of one or more of the events or circumstances described in such filings, alone or in combination with other events or circumstances, may cause you to lose all or a part of your investment in our Class A Common Stock. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus supplement.

Risks Related to This Offering

The market price of our Class A Common Stock has been extremely volatile and may continue to be volatile due to numerous circumstances beyond our control.

Fluctuations in the price of our Class A Common Stock could contribute to the loss of all or part of your investment. The trading price of our Class A Common Stock has been, and may continue to be, volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our Class A Common Stock and shares of our Class A Common Stock may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our Class A Common Stock may not recover and may experience a further decline.

Factors affecting the trading price of our Class A Common Stock may include:

●	actual or anticipated fluctuations in our financial results or the financial results of companies perceived to be similar to it;

●	changes in the market’s expectations about our operating results;

●	comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;

●	“short squeezes”;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the industries in which we operate;

●	operating and share price performance of other companies that investors deem comparable to us;

●	our ability to market new and enhanced products and technologies on a timely basis;

●	changes in laws and regulations affecting our business;

●	our ability to meet compliance requirements;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of Class A Common Stock available for public sale;

●	any major change in the Board of Directors (the “Board”) or management;

●	sales of substantial amounts of Class A Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our Class A Common Stock, may not be predictable. A loss of investor confidence in the market for our Class A Common Stock and the stocks of other companies which investors perceive to be similar to us could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our Class A Common Stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Substantial future sales of shares of our Class A Common Stock or other securities could cause the market price of our Class A Common Stock to decline.

The sales of a substantial number of shares of our Class A Common Stock, or the perception that such sales could occur, could adversely affect the price for our Class A Common Stock. The accompanying prospectus covers the offering of $200,000,000 aggregate amount of Class A Common Stock, inclusive of the Class A Common Stock offered hereby. In addition, in April 2024, Nettar Group Inc., a subsidiary of the Company, issued an aggregate principal amount of $30,000,000 in floating rate secured convertible promissory notes (the “Secured Convertible Notes”), which are guaranteed by the Company and are convertible into an aggregate of 25,000,000 shares of Class A Common Stock, all of which remain unsold. The issuance or resale, or expected or potential issuance or resale, of a substantial number of shares of our Class A Common Stock in the public market could adversely affect the market price for our Class A Common Stock, result in dilution and make it more difficult for you to sell your Class A Common Stock at times and prices that you feel are appropriate.

In the future, we may attempt to increase our capital resources by making offerings of debt, including additional Secured Convertible Notes, or additional offerings of equity securities. In connection with the issuance of the Secured Convertible Notes, we entered into a side letter which provides the purchaser with pre-emptive rights, in order to maintain its as-converted ownership percentage on the same basis as new capital raised. Accordingly, for so long as the purchaser holds Secured Convertible Notes, it will be entitled to acquire, upon the same terms and at the same price to be paid by other holders, its pro rata portion of any Class A Common Stock (or securities convertible into Class A Common Stock), other than issuances under the Company’s incentive compensation plans, issued by us.

Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences, and privileges more favorable than those of our Class A Common Stock and may result in dilution of owners of our Class A Common Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Upon liquidation, holders of our debt securities and preferred stock (if any), and lenders with respect to other borrowings, will receive a distribution of our available assets prior to the holders of our Class A Common Stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our Class A Common Stock, or both. Any preferred stock we issue in the future could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our Class A Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings. Thus, holders of our Class A Common Stock bear the risk of our future offerings reducing the market price of our Class A Common Stock and diluting their ownership interest in us.

We will have broad discretion to use the net proceeds from this offering and the investment of these proceeds may not yield a favorable return. We may invest the proceeds of this offering in ways with which investors disagree.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our stockholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described under “Use of Proceeds.” However, the failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business.

We cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. Accordingly, we will have broad discretion in using these proceeds. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to either of the Sales Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold by the designated Sales Agent after delivering a placement notice will fluctuate based on the market price of our Class A Common Stock during the sales period and limits we set with the Sales Agents. Because the price per share of each share sold will fluctuate based on the market price of our Class A Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The Class A Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of our Class A Common Stock in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Sales Agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our Board or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the Class A Common Stock they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Content available in public media that is published by third parties, including blogs, posts, articles, message boards and social and other media, may include statements not attributable to us and may not be reliable or accurate.

We have received, and may continue to receive, media coverage that is published or otherwise disseminated by third parties, including blogs, posts, articles, message boards and social and other media. This includes coverage that is not attributable to statements made by our officers or associates. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus filed with the SEC in determining whether to purchase our Class A Common Stock. Information or other media provided by third parties may not be reliable or accurate and could materially impact the trading price of our Class A Common Stock which could cause stockholders to lose their investments.

Because there are no current plans to pay cash dividends on shares of Class A Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your shares of Class A Common Stock at a price greater than what you paid for them.

The Company currently expects to retain all future earnings for use in the operation and expansion of its business and does not plan to pay any dividends on its Class A Common Stock in the near future. The declaration and payment of any dividends in the future will be determined by the Board in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition, applicable law and contractual restrictions. As a result, you may not receive any return on an investment in the shares of Common Stock unless you sell such shares for a price greater than that which you paid for it.

Delaware law and our governing documents contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Our Certificate of Incorporation, our bylaws and the Delaware General Corporation Law (“DGCL”) contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our Board and therefore depress the trading price of Class A Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Board or taking other corporate actions, including effecting changes in the management of the Company. Among other things, our Certificate of Incorporation and bylaws include provisions regarding:

●	a classified Board with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our Board;

●

the ability of our Board to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●

the exclusive right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our Board;

●	a prohibition on stockholder action by written consent (unless unanimous), which may force stockholder action to be taken at an annual or special meeting of our stockholders;

●

the requirement that a special meeting of stockholders may be called only by or at the direction of the Board, acting pursuant to a resolution adopted by the affirmative vote the majority of the total number of directors then in office, or by the chairperson of the Board (who is required to call such meeting whenever requested in writing by stockholders representing at least 30% of the voting power of the outstanding voting stock), which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

●

the ability of our Board, by majority vote, to amend our bylaws, which may allow our Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend our bylaws to facilitate an unsolicited takeover attempt;

●

advance notice procedures with which stockholders must comply to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us; and

●

while we have opted out of Section 203 of the DGCL, our Certificate of Incorporation includes a prohibition on engaging in any business combination (as defined in our Certificate of Incorporation) with an “interested stockholder” for a period of three years subsequent to the time that the stockholder became an interested stockholder, unless (1) prior to such time, the Board approves the business combination or the transaction in which the stockholder became an interested stockholder, (2) upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions), or (3) at or after the person becomes an interested stockholder, the business combination is approved by the Board and authorized by a vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder (our Certificate of Incorporation provides that the Liberty Investor, Cantor Fitzgerald L.P. and Emiliano Kargieman and any of their respective affiliates and associates will not constitute “interested stockholders” for purposes of these provisions).

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Board or management.

Any provision of our Certificate of Incorporation, our bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of Class A Common Stock and could also affect the price that some investors are willing to pay for shares of Class A Common Stock.

USE OF PROCEEDS

The amount of net proceeds from this offering will depend upon the number of shares of our Class A Common Stock sold and the market prices at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares of our Class A Common Stock under or fully utilize the Sales Agreement as a source of financing.

We intend to use the net proceeds from the sale of shares of our Class A Common Stock offered by us under this prospectus supplement for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, future acquisitions and strategic investment opportunities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

The amount and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purpose described above. While we intend to spend the net proceeds of the offering as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable.

DIVIDEND POLICY

The Company has never declared or paid any cash dividends and has no plan to declare or pay any dividends on its Class A Common Stock in the foreseeable future. The Company currently intends to retain any earnings for future operations and expansion of its business. The declaration and payment of any dividends in the future will be determined by the Board in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition, applicable law and contractual restrictions.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to $50,000,000 of our Class A Common Stock. The material terms and provisions of our Class A Common Stock are set forth below:

Authorized Share Capital

Our Certificate of Incorporation authorizes capital stock consisting of:

●	385,000,000 shares of Class A Common Stock;

●	15,000,000 shares of Class B Common Stock;

●	5,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”); and

●	Any rights, warrants and options entitling the holders thereof to acquire from the Company any shares of its capital stock of any class or classes.

Common Stock

Voting. The holders of our Class A Common Stock are entitled to one vote for each share of Class A Common Stock held on all matters submitted to a vote of the stockholders, whether voting separately as a class or otherwise. Except as may be adjusted pursuant to the Company’s certificate of incorporation, each holder of Class B Common Stock will be entitled to 1.472467906 votes for each share of Class B Common Stock on all matters submitted to a vote of the holders of Class B Common Stock when voting with other classes of the Company’s capital stock. Except as otherwise required by law, holders of Common Stock (as well as holders of any preferred stock entitled to vote with the holders of Common Stock) will generally vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors. There are no cumulative voting rights with respect to the election of directors or any other matters.

Dividends and distributions. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, the holders of Common Stock will have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by the Board from legally available funds.

Liquidation, dissolution or winding up. Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock then outstanding, in the event of the liquidation, dissolution or winding-up of the Company, holders of Common Stock will be entitled to share ratably in proportion to the number of shares of Common Stock held by them in the assets available for distribution after payment or reasonable provision for the payment of all creditors.

Transfer Agent and Registrar

The transfer agent for our Class A Common Stock is Continental Stock Transfer and Trust Company.

Trading Symbol and Market

Our Class A Common Stock is listed on Nasdaq under the symbol “SATL.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax consequences for U.S. holders and non-U.S. holders (each as defined below) relating to the acquisition, ownership and disposition of Class A Common Stock. This discussion addresses only those holders that hold their Class A Common Stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons subject to the alternative minimum tax;

●	persons holding Class A Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated transaction;

●	banks, insurance companies and other financial institutions;

●	brokers, dealers or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	tax-exempt organizations or governmental organizations;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to Class A Common Stock being taken into account in an applicable financial statement;

●	U.S. holders whose functional currency is not the U.S. dollar;

●	holders actually, or through attribution, owning 5% or more (by vote or value) of the Class A Common Stock;

●	regulated investment companies or real estate investment trusts;

●	partnerships, S corporations or other pass-through entities or their partners, shareholders or other beneficial owners;

●	qualified retirement plans, individual retirement accounts or other tax-deferred accounts; and

●	“qualified foreign pension funds,” as defined in Section 897(1)(2) of the Code, and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement is treated as a partnership (or other pass-through entity or arrangement) for U.S. federal income tax purposes, the tax treatment of the persons treated as partners (or other owners) will generally depend on the status of the partners, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships (or other pass-through entities or arrangements) and the partners (or other owners) in such partnerships (or such other pass-through entities or arrangements) should consult their own tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Class A Common Stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States,

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia,

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source, or

●

an entity treated as a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) was in existence on August 20, 1996 and has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Also, for purposes of this discussion, a “non-U.S. holder” is any beneficial owner of Class A Common Stock that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

The discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders

Dividends and Other Distributions on Class A Common Stock

As described in “-Dividend Policy” above, we have no plan to declare or pay any dividends on our Class A Common Stock in the foreseeable future. Distributions (including, for the avoidance of doubt and for the purpose of the balance of this discussion, deemed distributions) on the Class A Common Stock will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of the Company’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in its Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described below under the heading “-Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.”

Dividends paid to a U.S. holder that is treated as a taxable corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at reduced rates accorded to long-term capital gains.

Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock

Upon any sale, exchange or other taxable disposition of Class A Common Stock, a U.S. holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount of cash and (y) the fair market value of any other property received in such sale, exchange or other taxable disposition and (ii) the U.S. holder’s adjusted tax basis in such Class A Common Stock. Any gain or loss recognized on the sale, exchange or other taxable disposition of Class A Common Stock generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for such Class A Common Stock exceeds one year. Long-term capital gain realized by a non-corporate U.S. holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.

Information Reporting, Backup Withholding and Additional Reporting Requirements

Distributions with respect to the Class A Common Stock and proceeds from the sale, exchange or redemption of the Class A Common Stock may be subject to information reporting filed with the IRS unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s federal income tax liability provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Dividends and Other Distributions on Class A Common Stock

In general, a non-U.S. holder that receives any distributions on Class A Common Stock that constitute dividends for U.S. federal income tax purposes (determined in the manner described above under “-U.S. Holders-Dividends and Other Distributions on Class A Common Stock”) will be subject to U.S. withholding tax at a 30% rate, unless the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States or the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its Class A Common Stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of Class A Common Stock, which will be treated as described below under the section entitled “- Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock”. In addition, if Satellogic determines that it is likely to be classified as a “United States real property holding corporation” (see the section entitled “- Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below), the applicable withholding agent may withhold fifteen (15%) of any distribution that exceeds Satellogic’s current and accumulated earnings and profits.

The withholding tax described above generally does not apply to dividends paid to a non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower applicable treaty rate).

Sale, Taxable Exchange or other Taxable Disposition of Class A Common Stock

Subject to the discussion below concerning backup withholding, non-U.S. holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of Class A Common Stock, unless:

●

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed place of business in the United States to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the redemption and certain other requirements are met; or

●

Satellogic is or has been a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for the Class A Common Stock being disposed of.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes and the remainder of this discussion assumes that we are not, and will not become, a USRPHC. However, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, as long as Class A Common Stock is “regularly traded” on an established securities market, a non-US holder that has not owned (directly, indirectly or under applicable constructive ownership rules) more than 5% of the Class A Common Stock at any time during the shorter of the five-year period preceding the disposition of, or its holding period for, the Class A Common Stock generally will not be subject to U.S. federal income tax or withholding tax on the disposition. However, no assurance can be provided that Class A Common Stock will be considered to be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. holders should consult their tax advisors regarding the potential U.S. federal income tax consequences to them if we were to become a USRPHC.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

Distributions on Class A Common Stock and amounts received with respect to the sale or other disposition of Class A Common Stock will not be subject to backup withholding, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns may be filed with the IRS in connection with any payments of dividends on Class A Common Stock paid to the non-U.S. holder or amounts received with respect to the sale or other disposition of Class A Common Stock by the non-U.S. holder, regardless of whether any tax was actually withheld.

Copies of information returns that are filed with the IRS may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of U.S.-source dividends to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Thirty percent (30%) withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed Treasury Regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. However, there can be no assurance that final Treasury Regulations will provide the same exceptions from FATCA withholding as the proposed Treasury Regulations. Non-U.S. holders should consult their tax advisors regarding the effects of FATCA on their ownership and disposition of Class A Common Stock.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF CLASS A COMMON STOCK INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with Cantor, Craig-Hallum, Northland and Roth Capital on March 30, 2026. Under the terms of the Sales Agreement, we may offer and sell up to $50,000,000 of our Class A Common Stock from time to time through one or more of the Sales Agents, as designated by the Company. Sales of shares of our Class A Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our Class A Common Stock in the United States, sales made to or through a market maker other than on an exchange or otherwise, directly to one or more of the designated Sales Agents as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. A copy of the Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K and will be incorporated by reference into this prospectus supplement.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the designated Sales Agent may sell shares of our Class A Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may designate the maximum amount of Class A Common Stock to be sold through the designated Sales Agent on a daily basis or otherwise as we and the designated Sales Agent agree and the minimum price per share of Class A Common Stock at which shares of such Class A Common Stock may be sold. We may instruct the designated Sales Agent not to sell Class A Common Stock if the sales cannot be effected at or above the price designated by us from time to time. We or the designated Sales Agent may suspend the offering of Class A Common Stock upon notice and subject to other conditions.

We will pay the designated Sales Agent a commission, in cash, at a fixed rate of up to 3.0% of the gross sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agents for certain specified expenses, including the fees and disbursements of the Sales Agents’ legal counsel in an amount not to exceed (a) $60,000 in connection with the execution of the Sales Agreement, (b) $15,000 per calendar quarter thereafter payable in connection with each representation date with respect to which the Company is obligated to deliver certificates pursuant to the terms of the Sales Agreement, and (c) $15,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the Class A Common Stock and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation payable to the Sales Agents under the terms of the Sales Agreement, will be approximately $231,905.

Settlement for sales of shares of our Class A Common Stock will occur on the business day immediately following the date on which any sales are made, or on such other date that is agreed upon by us and the designated Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of shares of our Class A Common Stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the designated Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The designated Sales Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the Class A Common Stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the Class A Common Stock on our behalf, the designated Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the designated Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each of the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of our Class A Common Stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and each of the Sales Agents, with respect to itself, may terminate the Sales Agreement at any time upon ten (10) business days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to our Form 8-K filed and will be incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” and “Incorporation By Reference” included in this prospectus supplement.

Cantor, Craig-Hallum and Northland, and certain of their respective affiliates have in the past, and may in the future, provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, none of Cantor, Craig-Hallum or Northland will engage in any market-making activities involving our Class A Common Stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by one or more of the Sales Agents, and the Sales Agents may distribute this prospectus supplement and the accompanying prospectus electronically.

EXPENSES

We estimate that the total expenses of this offering payable by us, excluding the Sales Agents’ commissions, will be approximately $231,905 as follows:

SEC registration fee	$6,905.00
FINRA filing fee	-
Legal fees and expenses	160,000
Accounting fees and expenses	65,000
Total	$231,905

LEGAL MATTERS

The validity of the Class A Common Stock offered in this prospectus supplement will be passed upon by King & Spalding LLP, Atlanta, Georgia. DLA Piper LLP (US), New York, New York is acting as counsel for the Sales Agents in connection with this offering.

EXPERTS

The consolidated financial statements of Satellogic Inc. at December 31, 2025 and 2024, and for the years then ended, incorporated by reference in this prospectus supplement and the accompanying prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm as set forth in their report thereon. Such consolidated financial statements are incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are a part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement and the accompanying prospectus in accordance with the rules of the SEC. For further information, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus or incorporated by reference concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed or incorporated by reference as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus supplement and the accompanying prospectus or incorporated by reference relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the periodic reporting and other information requirements of the Exchange Act and, in accordance with these requirements, we will file annual, quarterly and current reports, proxy statements, information statements and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at www.satellogic.com. We will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; our proxy statements and any amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●

Our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) filed with the SEC on March 19, 2026, which includes our consolidated financial statements as of December 31, 2025 and for the years ended December 31, 2025 and 2024;

●	Our Current Reports on Form 8-K, filed with the SEC on January 12, 2026, January 27, 2026 and March 9, 2026; and

●

The description of our securities contained in our registration statement on Form 8-A, dated March 26, 2025, filed with the SEC on March 26, 2025 and any amendment or report filed with the SEC for the purpose of updating the description.

In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this prospectus and prior to the termination of the offering to which this prospectus relates shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

We have filed a registration statement on Form S-3 to register with the SEC the offer and sale of the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities.

The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document (a post-effective amendment to the registration statement of which this prospectus forms a part) that we may file with the SEC may update and replace statements in and portions of this prospectus or the above-listed documents.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

Satellogic Inc.

Attn: Investor Relations

210 Delburg Street

Davidson, NC 28036

(704) 802-2041

You may also obtain information about us by visiting our website at www.satellogic.com. Information contained on our website is not part of this prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus is distributed. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

PROSPECTUS

SATELLOGIC INC.

$200,000,000 Aggregate Amount of Shares of Class A Common Stock

This prospectus relates to the offer and sale from time to time, in one or more series or issuance and on the terms to be determined at the time of the offering, by the Company of up to $200,000,000 aggregate amount of shares of Class A Common Stock.

Our registration of the Class A Common Stock covered by this prospectus does not mean that we will issue, offer or sell, any of the shares of Class A Common Stock.

With respect to the Company’s offering of $200,000,000 aggregate amount of our Class A Common Stock, this prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any applicable accompanying prospectus supplement, together with the information incorporated by reference and any related free writing prospectus, before you invest in the securities. We may offer and sell the securities separately or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of these securities we will set forth their names and describe their compensation in the applicable prospectus supplement.

For more detail regarding the securities offered pursuant to this registration statement, please see “Information Related to Offered Securities” and “Plan of Distribution.”

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 27, 2026.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
FREQUENTLY USED TERMS	ii
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	iii
PROSPECTUS SUMMARY	1
INFORMATION RELATED TO OFFERED SECURITIES	4
RISK FACTORS	5
USE OF PROCEEDS	9
DIVIDEND POLICY	10
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	11
PLAN OF DISTRIBUTION	15
LEGAL MATTERS	18
EXPERTS	19
WHERE YOU CAN FIND MORE INFORMATION	20
INCORPORATION BY REFERENCE	21

  ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000 in shares of Class A Common Stock. This prospectus provides you with a general description of our Class A Common Stock that we may offer. To the extent required by applicable law, each time we sell shares of our Class A Common Stock, we will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you), if any, may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement, if any, and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before buying any of the Class A Common Stock being offered. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information provided in the prospectus supplement or free writing prospectus, as applicable.

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Any amendment or supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such amendment or supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. See “Where You Can Find More Information.”

We have not authorized any other person to provide you with different or additional information. We do not take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

The Company name, logos and other trademarks and service marks of the Company appearing in this prospectus are the property of the Company. This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade name or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Certain amounts that appear in this prospectus may not sum due to rounding.

In this prospectus, “we,” “us,” “our,” the “Company” and “Satellogic Inc.” refer to Satellogic Inc. and its wholly owned subsidiaries.

i

FREQUENTLY USED TERMS

In this prospectus:

“Board” means the board of directors of Satellogic.

“BVI” means the British Virgin Islands.

“Cantor” means Cantor Fitzgerald L.P., a Delaware limited partnership.

“CF&Co.” means Cantor Fitzgerald & Co., a New York general partnership.

“Class A Common Stock” means the class A common stock of the Company, par value $0.0001 per share.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Satellogic Inc.

“EO” means Earth observation.

“Liberty Investor” means Liberty Strategic Capital (SATL) Holdings, LLC, a Cayman Islands limited liability company and an investment vehicle managed by Liberty 77 Capital L.P.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Satellogic” means Satellogic Inc.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement contains forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial of the Company. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that either will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that the Company “believes” and similar statements reflect such parties’ beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on these forward-looking statements that speak only as of the date hereof. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward- looking statements. Some factors that could cause actual results to differ include:

•

our ability to generate revenue as expected, including due to challenges created by macroeconomic concerns, geopolitical uncertainty (e.g., trade relationships), financial market fluctuations and related factors;

•	our ability to effectively market and sell our EO services and to convert our pipeline of potential contracts into actual revenues;

•	market acceptance of our EO services and our dependence upon our ability to keep pace with the latest technological advances, including those related to artificial intelligence and machine learning;

•	risks related to the Secured Convertible Notes;

•	the potential loss of one or more of our largest customers;

•	the considerable time and expense related to our sales efforts and the length and unpredictability of our sales cycle;

•	risks and uncertainties associated with defense-related contracts;

•	risks related to our pricing structure;

•	our ability to scale production of our satellites as planned;

•	unforeseen risks, challenges and uncertainties related to our expansion into new business lines;

•	our dependence on third parties, including SpaceX, to transport and launch our satellites into space;

•	our reliance on third party vendors and manufacturers to build and provide certain satellite components, products, or services, and the inability of these vendors and manufacturers to meet our needs;

•

our dependence on ground station and cloud-based computing infrastructure operated by third parties for value added services, and any errors, disruption, cybersecurity incidents, performance problems, or failure in their or our operational infrastructure;

•	risks related to certain minimum service requirements in our customer contracts;

•	our ability to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or our ability to successfully integrate acquisitions;

•	competition for EO services;

•	risks related to changes in tax laws and regulations, including the “One Big Beautiful Bill Act;”

•	risks related to changes in trade policy and the related impact on macroeconomic conditions, including further expansions of U.S. export controls and tariffs, as well as related retaliatory actions;

•	challenges with international operations or unexpected changes to the regulatory environment in certain markets;

•	unknown defects or errors in our products;

•	risks related to the capital-intensive nature of our business and our ability to raise adequate capital to finance our business strategies;

•	uncertainties beyond our control related to the production, launch, commissioning, and/or operation of our satellites and related ground systems, software and analytic technologies;

•	the failure of the market for EO services to achieve the growth potential we expect;

•	risks related to our satellites and related equipment becoming impaired;

•	risks related to the failure of our satellites to operate as intended;

•	production and launch delays, launch failures, and damage or destruction to our satellites during launch;

•	significant risks and uncertainties related to our insurance that may not be covered by insurance;

•

the impact of natural disasters, unusual or prolonged unfavorable weather conditions, epidemic outbreaks, terrorist acts and geopolitical events (including the new conflicts in Iran and the Middle East) on our business and satellite launch schedules;

•	risks related to our ability to protect our intellectual property critical to the design and function of our satellites and our EO services; and

•	the anticipated benefits of our Domestication (as defined below) may not materialize.

Risks, uncertainties and events may cause actual results to differ materially from the expectations described in our forward-looking statements. The above list of factors is not exhaustive. Other important factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, or in other reports which we from time to time file with the SEC.

v

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus and any applicable prospectus supplement, together with the information incorporated by reference herein or therein. This summary does not contain all of the information you should consider before investing in the Company’s securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward- Looking Statements ‘‘for more information. Unless the context otherwise requires, in this prospectus, the terms “the Company,” “Satellogic,” “we,” “us” and “our” refer to Satellogic Inc.

Our Company

Satellogic’s mission is to democratize access to geospatial data through its information platform of high-resolution images to help solve the world’s most pressing problems including climate change, energy supply, and food security. Using its patented Earth imaging technology, Satellogic seeks to unlock the power of EO to deliver high-quality, planetary insights at unparalleled value. With more than a decade of experience in space and over 150 years of flight heritage, Satellogic has proven technology and a strong track record of delivering satellites to orbit and high-resolution data to customers at the right price point. We believe our unmatched capacity and scale, our cost leadership and technical superiority, and our non-ITAR (International Traffic in Arms Regulations) design provides us with key competitive advantages.

Founded in 2010 by Emiliano Kargieman and Gerardo Richarte, Satellogic is a vertically integrated Earth observation company that designs, manufactures, and operates satellite systems, delivering decision-grade insights at scale to government and commercial customers. Through an end-to-end production and operations model, Satellogic provides governments with flexible options across their journey toward sovereign Earth observation. From access to high-frequency imagery and managed space systems to full satellite ownership, to supporting autonomous data availability and long-term technological independence.

This integrated approach enables Satellogic to deploy satellites on predictable timelines and operate with capacity to support persistent coverage across large portfolios of sites. Satellogic enables continuous monitoring and alert-driven workflows that help defense and intelligence (“D&I”) agencies, civil governments, and commercial operators move from reactive tasking to proactive decision-making, providing mission-critical data when it is needed.

Unmatched Capacity and Scale

Today’s EO data market is supply-constrained with customers demanding more data at lower costs. With 17 operational satellites and two satellites in commissioning as of December 31, 2025, we have one of the largest high-resolution constellations commercially available with the ability to significantly leverage existing, in-orbit capabilities as capacity and cost champions.

Radical Cost Leadership and Technical Superiority

We produce and launch our satellites for a fraction of the cost of our competitors, which is achieved through our vertical integration, in-house manufacturing and an AI-First design philosophy optimized for low mass and rapid production. We design the core components that go into developing and manufacturing our satellites to be mission specific. We manufacture many of our components, but we also partner with third parties to manufacture certain other components to our design specifications. We assemble, integrate and test the components and satellites in our facilities located in a free-trade zone in Montevideo, Uruguay. Additionally, our patent-protected camera design allows us to capture approximately 10x more imagery than our competitors. Our superior capture capacity, coupled with our radical cost leadership, results in industry-leading unit economics. When taken together with the resolution and frequency we are able to deliver, we believe Satellogic is uniquely positioned to drive a meaningful expansion of today’s EO market with persistent monitoring and actionable data.

Non-ITAR Design

We are a U.S.-incorporated company operating without the heavy burden of export controls based on our non-ITAR design and our principal manufacturing location in Montevideo, Uruguay. This allows us to provide unique, disruptively-priced sovereign and defense solutions rapidly with technology and knowledge transfer resulting in local manufacturing capabilities and in-orbit flight heritage.

Our Strategy

Our strategy is focused along two distinct business lines: Data & Analytics, including tasking and archived data, Aleph Observer and Constellation as a Service (“CaaS”), and Space Systems. These two business lines will allow us to serve the existing EO market and begin to democratize access to a host of new EO customers.

We expect that the Data & Analytics business will continue to represent our most predictable revenue stream, and we anticipate that it will be a primary driver of the business going forward alongside Space Systems.

Our newest product, Aleph Observer, represents a shift in how Earth observation is procured and used. Rather than relying on episodic tasking and best-effort imagery delivery, it enables ongoing monitoring of hundreds of sites daily in a customer’s area of interest, with predictable delivery over time. This allows teams to detect and assess change without repeated tasking, helping reduce operational friction and increase confidence in what was observed and what was not. Aleph Observer will also be a foundational platform within our Data & Analytics business as Merlin, our AI-First constellation, comes online unlocking the ability to go from monitoring hundreds of sites to an unlimited number, potentially millions of sites daily in very high-resolution, constituting a true AI-powered platform for persistent geospatial intelligence at a global scale. By featuring built-in analytics, the Aleph Observer platform allows users to quickly evaluate large volumes of catalogued imagery, triage and summarize changes over time, prioritize analysts’ workflows and create a historical record and an essential training ground for AI models to power the next generation of geospatial intelligence. We believe this evolution will enable government and defense customers to shift from reactive monitoring to proactive intelligence in identifying emerging threats, while simultaneously providing commercial enterprises with a scalable, cost-effective foundational data layer that replaces traditional, comparatively expensive alternative data sources.

Merlin, our AI-First constellation, is expected to launch its first satellite in the fourth quarter of 2026, and be fully operational in the first half of 2027. With Merlin, which is fully funded by existing customer contracts, we expect to leverage AI-powered, on-orbit analytics to deliver near real-time alerts and, through inter-satellite links, task the rest of Satellogic’s constellation to deliver a completely integrated, very high-resolution global broad area monitoring to enterprise and national security customers. In particular, we expect government and D&I customers of our Aleph Observer site monitoring product to be able to extend their monitoring capacity from hundreds of sites per day to an unlimited number of sites, completing the shift from reactive monitoring to proactive intelligence, enabling the identification of emerging threats and anticipating future events, while enterprise customers will be provided foundational data intelligence for their specific use cases where alternative sources of data are currently being used that are difficult to scale and comparatively expensive.

As the capacity and cost champions for high resolution imagery, we offer our customers flexible monitoring and multiple captures per day at low latency. Supported by patented intellectual property and vertical integration, we believe our integrated data & analytics service represents a disruptive solution driven by radical unit economics that creates a considerable competitive moat. With the capabilities and capacity we have in orbit today, we can support a growing number of customers around the world.

Our Space Systems business offers unique solutions to sovereign customers or local partners with their own EO capabilities and in-orbit flight heritage at a disruptive price by leveraging our vertical integration and non-ITAR design. With rapid technology and knowledge transfer, as quickly as three to five months, our customers own, assemble and integrate their own satellites with operational support provided by us in their local AIT (Assembly Integration and Test) facility. We anticipate our Data & Analytics line of business will augment the capabilities of many of the Space Systems customers.

Recent Developments

On January 26, 2026, the Company entered into a definitive securities purchase agreement with a single institutional investment manager in connection with a registered direct offering of 7,399,578 shares of the Company’s Class A Common Stock at an effective purchase price of approximately $4.73 per share.

The gross proceeds to the Company from the offering were approximately $35 million, before deducting placement agent fees and other estimated offering expenses payable by the Company. All of the shares were sold by the Company pursuant to an existing shelf registration statement on Form S-3 (Registration No. 333-283719). The offering closed on January 27, 2026.

Implications of Being an “Emerging Growth Company”

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an “emerging growth company,” the Company may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●

not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek stockholder approval of any golden parachute payments not previously approved.

The Company may take advantage of these reporting exemptions until it is no longer an “emerging growth company.”

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934 (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Corporate Information

We were incorporated under the laws of the BVI on June 29, 2021. On March 26, 2025, we completed our domestication, pursuant to which we domesticated as a corporation incorporated under the laws of the State of Delaware and discontinued as a business company with limited liability incorporated under the laws of the BVI (the “Domestication”). Our principal executive office is located at 210 Delburg Street, Davidson, NC 28036. Our telephone number is (704) 802-2041. Our principal website address is www.satellogic.com. We do not incorporate the information contained on, or accessible through, our website into this prospectus, and you should not consider it a part of this prospectus.

INFORMATION RELATED TO OFFERED SECURITIES

This prospectus relates to the offer and sale from time to time, in one or more series, or issuances and on the terms to be determined at the time of the offering, by the Company of up to $200,000,000 aggregate amount of shares of Class A Common Stock.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, under the caption “Risk Factors,” in any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors,” or in our Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of one or more of the events or circumstances described in such filings, alone or in combination with other events or circumstances, may cause you to lose all or a part of your investment in the offered securities. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

The market price of our Class A Common Stock has been extremely volatile and may continue to be volatile due to numerous circumstances beyond our control.

Fluctuations in the price of our Class A Common Stock could contribute to the loss of all or part of your investment. The trading price of our Class A Common Stock has been, and may continue to be, volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our Class A Common Stock, and shares of our Class A Common Stock may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our Class A Common Stock may not recover and may experience a further decline.

Factors affecting the trading price of our Class A Common Stock may include:

●	actual or anticipated fluctuations in our financial results or the financial results of companies perceived to be similar to it;

●	changes in the market’s expectations about our operating results;

●	comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;

●	“short squeezes”;

●	success of competitors;

●	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the industries in which we operate;

●	operating and share price performance of other companies that investors deem comparable to us;

●	our ability to market new and enhanced products and technologies on a timely basis;

●	changes in laws and regulations affecting our business;

●	our ability to meet compliance requirements;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of Class A Common Stock available for public sale;

●	any major change to our Board or management;

●	sales of substantial amounts of Class A Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our Class A Common Stock, may not be predictable. A loss of investor confidence in the market for our Class A Common Stock and the stocks of other companies which investors perceive to be similar to us could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our Class A Common Stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Content available in public media that is published by third parties, including blogs, posts, articles, message boards and social and other media, may include statements not attributable to us and may not be reliable or accurate.

We have received, and may continue to receive, media coverage that is published or otherwise disseminated by third parties, including blogs, posts, articles, message boards and social and other media. This includes coverage that is not attributable to statements made by our officers or associates. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus filed with the SEC in determining whether to purchase our Class A Common Stock. Information or other media provided by third parties may not be reliable or accurate and could materially impact the trading price of our Class A Common Stock which could cause stockholders to lose their investments.

The sale of a substantial number of shares of our Class A Common Stock or other securities, or the perception that such sales could occur, could cause the market price of our Class A Common Stock to decline.

The market price of our Class A Common Stock could decline as a result of sales of a large number of shares in the market or the perception that these sales could occur. These sales, or the possibility of these sales, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

We have recently completed several capital raises to fund our operations and constellation expansion, which have resulted in significant dilution to existing stockholders, including:

●	a registered direct offering of Class A Common Stock that generated gross proceeds of approximately $35 million in January 2026;

●	an underwritten public offering of Class A Common Stock in October 2025 that generated gross proceeds of approximately $90 million; and

●	a registered direct offering of Class A Common Stock in April 2025 that generated gross proceeds of approximately $20 million.

We have also filed registration statements with the SEC registering the resale of up to 25,000,000 shares of Class A Common Stock issuable upon the conversion of our Secured Convertible Notes. All of these shares currently remain unsold but represent a significant potential for future dilution.

Additionally, we maintained an effective shelf registration statement for the sale of up to an aggregate of $150,000,000 of Class A Common Stock to allow us to conduct future offerings as capital needs arise. As of the date of this prospectus supplement, this shelf registration statement has been fully utilized.

The issuance or resale, or the expected or potential issuance or resale, of a substantial number of shares of our Class A Common Stock—whether through the conversion of existing debt or future opportunistic capital raises—could adversely affect the market price for our Class A Common Stock and make it more difficult for you to sell your shares at times and prices that you feel are appropriate.

Any convertible or exchangeable securities that we issue in the future may have rights, preferences, and privileges more favorable than those of our Class A Common Stock and may result in dilution of owners of our Class A Common Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Upon liquidation, holders of our debt securities and preferred stock (if any), and lenders with respect to other borrowings, will receive a distribution of our available assets prior to the holders of our Class A Common Stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our Class A Common Stock, or both. Any preferred stock we issue in the future could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our Class A Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings. Thus, holders of our Class A Common Stock bear the risk of our future offerings reducing the market price of our Class A Common Stock and diluting their ownership interest in us.

Because there are no current plans to pay cash dividends on shares of Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your shares of Common Stock at a price greater than what you paid for them.

The Company currently expects to retain all future earnings for use in the operation and expansion of its business and does not plan to pay any dividends on its Common Stock in the near future. The declaration and payment of any dividends in the future will be determined by the Board in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition, applicable law and contractual restrictions. As a result, you may not receive any return on an investment in the shares of Common Stock unless you sell such shares for a price greater than that which you paid for it.

Certain provisions in our charter documents and under Delaware law could make an acquisition of our company more difficult, limit attempts by our stockholders to replace or remove members of our Board or current management and may adversely affect the market price of our common stock.

Following the Domestication, our Delaware certificate of incorporation and bylaws contain certain provisions that could delay or prevent a change in control of our company. These provisions could also make it difficult for stockholders to elect directors that are not nominated by the current members of our Board or take other corporate actions, including effecting changes in our management. These provisions include:

●	a classified Board with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our Board;

●

the ability of our Board to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●

the exclusive right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our Board;

●	a prohibition on stockholder action by written consent (unless unanimous), which may force stockholder action to be taken at an annual or special meeting of our stockholders;

●

the requirement that a special meeting of stockholders may be called only by or at the direction of the Board, acting pursuant to a resolution adopted by the affirmative vote the majority of the total number of directors then in office, or by the chairperson of the Board (who is required to call such meeting whenever requested in writing by stockholders representing at least 30% of the voting power of the outstanding voting stock), which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

●

the ability of our Board, by majority vote, to amend our bylaws, which may allow our Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend our bylaws to facilitate an unsolicited takeover attempt;

●

advance notice procedures with which stockholders must comply to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us; and

●

while we have opted out of Section 203 of the DGCL, our Delaware certificate of incorporation includes a prohibition on engaging in any business combination (as defined in our Delaware certificate of incorporation) with an “interested stockholder” for a period of three years subsequent to the time that the stockholder became an interested stockholder, unless (1) prior to such time, the Board approves the business combination or the transaction in which the stockholder became an interested stockholder, (2) upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions), or (3) at or after the person becomes an interested stockholder, the business combination is approved by the Board and authorized by a vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder (our Delaware certificate of incorporation provides that the Liberty Investor, Cantor Fitzgerald L.P. and Emiliano Kargieman and any of their respective affiliates and associates will not constitute “interested stockholders” for purposes of these provisions).

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Board or management.

Any provision of the Company’s governing documents or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of Class A Common Stock and could also affect the price that some investors are willing to pay for shares of Class A Common Stock.

USE OF PROCEEDS

Unless we state otherwise in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, repurchases of stock and future acquisitions and strategic investment opportunities. Unless we state otherwise in an applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

The Company has never declared or paid any cash dividends and has no plan to declare or pay any dividends on its Class A Common Stock in the foreseeable future. The Company currently intends to retain any earnings for future operations and expansion of its business. The declaration and payment of any dividends in the future will be determined by the Board in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financing condition, applicable law and contractual restrictions.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain U.S. federal income tax consequences for U.S. holders and non-U.S. holders (each as defined below) relating to the acquisition, ownership and disposition of Class A Common Stock. This discussion addresses only those holders that hold their Class A Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons subject to the alternative minimum tax;

●	persons holding Class A Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated transaction;

●	banks, insurance companies and other financial institutions;

●	brokers, dealers or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	tax-exempt organizations or governmental organizations;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to Class A Common Stock being taken into account in an applicable financial statement;

●	U.S. holders whose functional currency is not the U.S. dollar;

●	holders actually, or through attribution, owning 5% or more (by vote or value) of the Class A Common Stock;

●	regulated investment companies or real estate investment trusts;

●	partnerships, S corporations or other pass-through entities or their partners, stockholders or other beneficial owners;

●	qualified retirement plans, individual retirement accounts or other tax-deferred accounts; and

●	“qualified foreign pension funds,” as defined in Section 897(1)(2) of the Code, and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement is treated as a partnership for U.S. federal income tax purposes, the tax treatment of the persons treated as partners will generally depend on the status of the partners, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) and the persons treated as partners in such partnerships (or such other entities or arrangements) should consult their own tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Class A Common Stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States,

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia,

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source, or

●

an entity treated as a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) was in existence on August 20, 1996 and has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Also, for purposes of this discussion, a “non-U.S. holder” is any beneficial owner of Class A Common Stock who or that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

The discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws (such as estate or gift tax laws) or any state, local or non-U.S. tax laws.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders

Dividends and Other Distributions on Class A Common Stock

As described in “—Dividend Policy” above, we have no plan to declare or pay any dividends on our Class A Common Stock in the foreseeable future. Distributions (including, for the avoidance of doubt and for the purpose of the balance of this discussion, deemed distributions) on Class A Common Stock will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of the Company’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in its Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described below under the heading “-Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.”

Dividends paid to a U.S. holder that is treated as a taxable corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at reduced rates accorded to long-term capital gains.

Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock

Upon any sale, exchange or other taxable disposition of Class A Common Stock, a U.S. holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount of cash and (y) the fair market value of any other property received in such sale, exchange or other taxable disposition and (ii) the U.S. holder’s adjusted tax basis in such Class A Common Stock. Any gain or loss recognized on the sale, exchange or other taxable disposition of Class A Common Stock generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for such Class A Common Stock exceeds one year. Long-term capital gain realized by a non-corporate U.S. holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.

Information Reporting, Backup Withholding and Additional Reporting Requirements

Distributions with respect to Class A Common Stock and proceeds from the sale, exchange or redemption of Class A Common Stock may be subject to information reporting filed with the IRS unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s federal income tax liability provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Dividends and Other Distributions on Class A Common Stock

In general, a non-U.S. holder that receives any distributions on Class A Common Stock that constitute dividends for U.S. federal income tax purposes (determined in the manner described above under “-U.S. Holders-Dividends and Other Distributions on Class A Common Stock”) will be subject to U.S. withholding tax at a 30% rate, unless the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States or the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its Class A Common Stock and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of Class A Common Stock, which will be treated as described below under the section entitled “- Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock”. In addition, if Satellogic determines that it is likely to be classified as a “United States real property holding corporation” (see the section entitled “- Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below), the applicable withholding agent may withhold fifteen (15%) of any distribution that exceeds Satellogic’s current and accumulated earnings and profits.

The withholding tax described above generally does not apply to dividends paid to a non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower applicable treaty rate).

Sale, Taxable Exchange or other Taxable Disposition of Class A Common Stock

Subject to the discussion below concerning backup withholding, non-U.S. holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of Class A Common Stock, unless:

●

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non- U.S. holder maintains a permanent establishment or fixed place of business in the United States to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●

Satellogic is or has been a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for the Class A Common Stock being disposed of.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes and the remainder of this discussion assumes that we are not, and will not become, a USRPHC. However, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, as long as Class A Common Stock is “regularly traded” on an established securities market, a non-US holder that has not owned (directly, indirectly or under applicable constructive ownership rules) more than 5% of the Class A Common Stock at any time during the shorter of the five-year period preceding the disposition of, or its holding period for, the Class A Common Stock generally will not be subject to U.S. federal income tax or withholding tax on the disposition. However, no assurance can be provided that Class A Common Stock will be considered to be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. holders should consult their tax advisors regarding the potential U.S. federal income tax consequences to them if we were to become a USRPHC.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

Distributions on Class A Common Stock and amounts received with respect to the sale or other disposition of Class A Common Stock will not be subject to backup withholding, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns may be filed with the IRS in connection with any payments of dividends on Class A Common Stock paid to the non-U.S. holder or amounts received with respect to the sale or other disposition of Class A Common Stock by the non-U.S. holder, regardless of whether any tax was actually withheld.

Copies of information returns that are filed with the IRS may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of U.S.-source dividends to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Thirty percent (30%) withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed Treasury Regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. However, there can be no assurance that final Treasury Regulations will provide the same exceptions from FATCA withholding as the proposed Treasury Regulations. Non-U.S. holders should consult their tax advisors regarding the effects of FATCA on their ownership and disposition of Class A Common Stock.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF CLASS A COMMON STOCK INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION

We may use any one or more of the following methods when selling the securities offered hereby:

●	directly to investors, including through a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	to one or more underwriters acting alone for resale to investors or to the public;

●	in “at-the-market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

●	through forward or other derivative transactions relating to the securities being registered hereunder;

●	through a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

A prospectus supplement will, where applicable:

●	describe the terms of the offering;

●	identify any such underwriter, dealer or agent;

●	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

●	describe the purchase price or the public offering price of the securities;

●	identify the amounts underwritten; and

●	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Any Class A Common Stock sold pursuant to a prospectus supplement will be listed on Nasdaq, subject to official notice of issuance. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

With respect to any at-the-market offering, we may offer the securities into an existing trading market on the terms described in a prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in an applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against our contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in an applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

The validity of the Class A Common Stock has been passed upon by King & Spalding LLP, Atlanta, GA, counsel to the Company.

EXPERTS

The consolidated financial statements of Satellogic Inc. appearing in Satellogic Inc.'s Annual Report (Form 10-K) for the years ended December 31, 2025 and 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file current, annual and periodic reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at www.satellogic.com. We will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 19, 2026;

●	Our Current Reports on Form 8-K, filed with the SEC on January 12, 2026, January 27, 2026 and March 9, 2026; and

●

The description of our securities contained in our registration statement on Form 8-A, dated March 26, 2025, filed with the SEC on March 26, 2025 and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act during the period after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus but prior to the termination of each offering of securities covered by this prospectus is completed.

The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document (a post-effective amendment to the registration statement of which this prospectus forms a part, or a prospectus supplement to this prospectus) that we may file with the SEC may update and replace statements in and portions of this prospectus or the above-listed documents.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

Satellogic Inc.
Attn: Investor Relations

210 Delburg Street
Davidson, NC 28036

(704) 802-2041

You may also obtain information about us by visiting our website at www.satellogic.com. Information contained in our website is not part of this prospectus.

You should rely only on the information contained or incorporated in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus or any supplement is distributed. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

Up to $50,000,000 of Class A Common Stock

PROSPECTUS SUPPLEMENT

Cantor

Craig-Hallum

Northland Capital Markets

Roth Capital Partners

The date of this prospectus supplement is March 30, 2026